UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

BROADVIEW INSTITUTE, INC.
(Exact name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-8505	41-0641789
(Commission File Number)	(IRS Employer Identification No.)

8147 Globe Drive
Woodbury, Minnesota  55125
(Address of Principal Executive Offices and Zip Code)

(651) 332-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into A Material Definitive Agreement.

On March 30, 2012, Broadview Institute, Inc. (the “Company”), entered into a Line of Credit Authorization (the “Line of Credit”) with Mr. Terry Myhre (“Mr. Myhre”), the Company’s Chairman and majority shareholder.  The Line of Credit is unsecured, and allows for the Company to borrow from Mr. Myhre up to $3,000,000 of aggregate principal borrowings upon the request of the Company.  The Line of Credit has a fixed annual interest rate of 4.0% and is due March 31, 2014.  The Company did not request any disbursements under the Line of Credit upon its execution.  Mr. Myhre is the father of Jeffrey Myhre, the Company's Chief Executive Officer.

The foregoing description of the material terms of the Line of Credit does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Line of Credit, which is filed as Exhibit 10.1 hereto and is incorporated by reference into this Item 1.01 as if fully set forth herein.

Item 2.03                      Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                      Unregistered Sales of Equity Securities.

Also on March 30, 2012, pursuant to the terms and conditions of a Warrant to purchase Common Stock of the Company, which was issued to Mr. Myhre on March 30, 2005, Mr. Myhre exercised his right to purchase 650,000 shares of Common Stock from the Company at an exercise price of $1.25 per share, for a total cash payment from Mr. Myhre in the amount of $812,500.  The shares received by Mr. Myhre upon exercise of the Warrant were issued to Mr. Myhre in a transaction exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof, as Mr. Myhre is an accredited investor and director of the Company.

Item 9.01                      Financial Statements and Exhibits.

(a)	Financial Statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

10.1	Line of Credit Authorization executed and effective March 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADVIEW INSTITUTE, INC.

Date: April 5, 2012	By:	/s/ Kenneth J. McCarthy
Kenneth J. McCarthy Chief Financial Officer

EXHIBIT INDEX

Broadview Institute, Inc.
Form 8-K Current Report

Exhibit Number	Description

10.1	Line of Credit Authorization executed and effective March 30, 2012.